Exhibit 99.1

PennyMac Financial Services, Inc. Reports

Third Quarter 2024 Results

WESTLAKE VILLAGE, Calif. – October 22, 2024 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $69.4 million for the third quarter of 2024, or $1.30 per share on a diluted basis, on revenue of $411.8 million. Book value per share increased to $72.95 from $71.76 at June 30, 2024.

PFSI’s Board of Directors declared a third quarter cash dividend of $0.30 per share, payable on November 27, 2024, to common stockholders of record as of November 18, 2024.

Third Quarter 2024 Highlights

•	Pretax income was $93.9 million, down from $133.9 million in the prior quarter and $126.8 million in the third quarter of 2023

•	Production segment pretax income was $107.9 million, up from $41.3 million in the prior quarter and $25.2 million in the third quarter of 2023

o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT), were $31.7 billion in unpaid principal balance (UPB), up 17 percent from the prior quarter and 26 percent from the third quarter of 2023

o	Broker direct interest rate lock commitments (IRLCs) were $5.3 billion in UPB, up 24 percent from the prior quarter and 78 percent from the third quarter of 2023

o	Consumer direct IRLCs were $5.2 billion in UPB, up 93 percent from the prior quarter and 206 percent from the third quarter of 2023

o	Government correspondent IRLCs totaled $12.4 billion in UPB, up 12 percent from the prior quarter and 24 percent from the third quarter of 2023

o	Conventional correspondent IRLCs for PFSI’s account totaled $8.2 billion in UPB, down 17 percent from the prior quarter and 20 percent from the third quarter of 2023 as PMT retained a higher percentage of its conventional correspondent production volumes

o	Correspondent acquisitions of conventional conforming and jumbo loans fulfilled for PMT were $5.9 billion in UPB, up 167 percent from the prior quarter and 116 percent from the third quarter of 2023

•	Servicing segment pretax loss was $14.6 million, compared to pretax income of $88.5 million in the prior quarter and $101.2 million in the third quarter of 2023

o	Pretax income excluding valuation-related items and non-recurring items was $151.4 million, up from $149.0 million in the prior quarter

o	Valuation-related items included:

–	$402.4 million in mortgage servicing rights (MSR) fair value declines, before recognition of realization of cash flows, partially offset by $242.1 million in hedging gains

•	Net impact on pretax income related to these items was $(160.4) million, or $(2.19) in diluted earnings per share

–	$5.7 million provision for losses on active loans

o	Servicing portfolio grew to $648.1 billion in UPB, up 2 percent from June 30, 2024, and 10 percent from September 30, 2023 driven by production volumes which more than offset prepayment activity

•	Investment Management segment pretax income was $0.7 million, down from $4.0 million in the prior quarter and up from $0.4 million in the third quarter of 2023

o	Net assets under management (AUM) were $1.9 billion, essentially unchanged from June 30, 2024 and September 30, 2023

“PennyMac Financial reported outstanding results in the third quarter, with an annualized operating return on equity of 20 percent,” said Chairman and CEO David Spector. “Our production segment pretax income nearly tripled from last quarter as lower mortgage rates provided us the opportunity to help many customers in our servicing portfolio lower their monthly mortgage payments through a refinance. At the same time, our servicing portfolio – now near $650 billion in unpaid principal balance and nearly 2.6 million customers – continues to grow, driving increased revenue and cash flow contributions, as well as low-cost leads for our consumer direct lending division.”

Mr. Spector continued, “We have built an operating platform that we believe is unmatched in the mortgage industry, able to handle large, growing volumes of loans at the highest quality standards while also delivering strong performance across various market environments. Our ability to swiftly react to the increased opportunity in the loan production market reflects our significant and ongoing investments in technology, the operational enhancements we have made, and ultimately the scale we have achieved. In this period of interest rate volatility, we expect to continue delivering strong financial results with annualized operating returns on equity in the high-teens to low-twenties, anchored by the continued growth of our servicing portfolio and low-cost structure.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended September 30, 2024
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$235,902	$20,917	$256,819	$-	$256,819
Loan origination fees	49,430	-	49,430	-	49,430
Fulfillment fees from PMT	11,492	-	11,492	-	11,492
Net loan servicing fees	-	75,830	75,830	-	75,830
Management fees	-	-	-	7,153	7,153
Net interest (expense) income:
Interest income	79,386	145,985	225,371	99	225,470
Interest expense	81,496	136,101	217,597	-	217,597
	(2,110)	9,884	7,774	99	7,873
Other	625	512	1,137	2,100	3,237
Total net revenue	295,339	107,143	402,482	9,352	411,834
Expenses	187,486	121,765	309,251	8,658	317,909
Income (loss) before provision for income taxes	$107,853	$(14,622)	$93,231	$694	$93,925

Production Segment

The Production segment includes the correspondent acquisition of newly originated government- insured and certain conventional conforming loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $31.7 billion in UPB, $25.7 billion of which was for its own account and $5.9 billion of which was fee-based fulfillment activity for PMT. Correspondent locks for PFSI and direct lending IRLCs totaled $31.2 billion in UPB, up 12 percent from the prior quarter and 24 percent from the third quarter of 2023.

Production segment pretax income was $107.9 million, up from $41.3 million in the prior quarter and $25.2 million in the third quarter of 2023. Production segment revenue totaled $295.6 million, up 46 percent from the prior quarter and 69 percent from the third quarter of 2023. The increase from the prior quarter and third quarter of 2023 was primarily due to higher volumes across all channels, with the largest increase in the consumer direct channel.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	September 30, 2024	June 30, 2024	September 30, 2023

	(in thousands)
Receipt of MSRs	$578,982	$541,207	$450,936
Gain on sale of loans and mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	2,506	(473)	(500)
Provision for representations and warranties, net	(589)	(53)	(1,459)
Cash loss, including cash hedging results	(382,148)	(321,270)	(251,245)
Fair value changes of pipeline, inventory and hedges	58,068	(43,347)	(46,358)
Net gains on mortgage loans held for sale	$256,819	$176,064	$151,374
Net gains on mortgage loans held for sale by segment:
Production	$235,902	$154,317	$127,821
Servicing	$20,917	$21,747	$23,553

PennyMac Financial performs fulfillment services for certain conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $11.5 million in the third quarter, up 160 percent from the prior quarter and 108 percent from the third quarter of 2023. The increase from the prior quarter was primarily due to higher volumes of conventional correspondent loans retained by PMT. In the fourth quarter, we expect PMT to retain approximately 15 to 25 percent of total conventional correspondent production, a decline from 42 percent in the third quarter.

Net interest expense in the third quarter was $2.1 million, compared to net interest income of $1.2 million in the prior quarter. Interest income totaled $79.4 million, down from $84.6 million in the prior quarter, and interest expense totaled $81.5 million, down from $83.4 million in the prior quarter, both primarily due to lower market interest rates.

Production segment expenses were $187.5 million, up 16 percent from the prior quarter and 26 percent from the third quarter of 2023, both primarily due to higher volumes in the direct lending channels.

Servicing Segment

The Servicing segment includes income from owned MSRs and subservicing. The total servicing portfolio grew to $648.1 billion in UPB at September 30, 2024, an increase of 2 percent from June 30, 2024 and 10 percent from September 30, 2023. PennyMac Financial’s owned MSR portfolio grew to $416.4 billion in UPB, up 3 percent from June 30, 2024, and 17 percent from September 30, 2023. PennyMac Financial subservices $231.4 billion in UPB for PMT and subservices on an interim basis $258 million in UPB of previously owned loans that have been repurchased by the United States Veterans Affairs (VA) pursuant to the Veterans Affairs Servicing Purchase (VASP) program.

The table below details PennyMac Financial’s servicing portfolio UPB:

	September 30, 2024	June 30, 2024	September 30, 2023

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$393,947,146	$379,882,952	$333,372,910
Purchased	16,104,333	16,568,065	17,924,005
	410,051,479	396,451,017	351,296,915
Loans held for sale	6,366,787	6,108,082	5,181,866
	416,418,266	402,559,099	356,478,781
Subserviced for PMT	231,369,983	230,170,703	232,903,327
Subserviced for U.S. Department of Veterans Affairs	257,696	-	-
Total prime servicing	648,045,945	632,729,802	589,382,108
Special servicing - subserviced for PMT	8,340	8,810	10,780
Total loans serviced	$648,054,285	$632,738,612	$589,392,888

Servicing segment pretax loss was $14.6 million, down from pretax income of $88.5 million in the prior quarter and $101.2 million in the third quarter of 2023. Servicing segment net revenues totaled $107.1 million, down from $194.2 million in the prior quarter and $217.1 million in the third quarter of 2023.

Revenue from net loan servicing fees totaled $75.8 million, down from $167.6 million in the prior quarter and $185.4 million in the third quarter of 2023. Loan servicing fees were $462.0 million, up from $440.7 million in the prior quarter primarily due to growth in PFSI’s owned portfolio, reduced by $225.8 million in realization of cash flows, which was up from last quarter due to higher prepayment expectations as a result of lower market interest rates. Net valuation related declines were $160.4 million, compared to $72.4 million of such losses in the prior quarter. MSR fair value losses, before realization of cash flows, were $402.4 million due to lower market interest rates and hedging gains were $242.1 million, also driven by declining interest rates.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	September 30, 2024	June 30, 2024	September 30, 2023

	(in thousands)
Loan servicing fees	$462,037	$440,696	$387,934
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(225,836)	(200,740)	(177,775)
Change in fair value inputs	(402,422)	99,425	398,871
Hedging gains (losses)	242,051	(171,777)	(423,656)
Net change in fair value of MSRs and MSLs	(386,207)	(273,092)	(202,560)
Net loan servicing fees	$75,830	$167,604	$185,374

Servicing segment revenue included $20.9 million in net gains on loans held for sale related to early buyout loans (EBOs), down slightly from $21.7 million in the prior quarter and $23.6 million in the third quarter of 2023. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts.

Net interest income totaled $9.9 million, compared to net interest expense of $8.4 million in the prior quarter and net interest income of $7.2 million in the third quarter of 2023. Interest income was $146.0 million, up from $116.1 million in the prior quarter due to increased earnings from placement fees on custodial balances due to higher average balances outstanding. Interest expense was $136.1 million, up from $124.5 million in the prior quarter due to higher average balances of debt outstanding during the quarter.

Servicing segment expenses totaled $121.8 million, up from $105.7 million in the prior quarter primarily due to higher stock-based compensation, which had declined in the last quarter and increased in the current quarter related to the projected payout of certain share-based awards.

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $1.9 billion as of September 30, 2024, essentially unchanged from June 30, 2024 and September 30, 2023.

Pretax income for the Investment Management segment was $0.7 million, down from $4.0 million in the prior quarter and up from $0.4 million in the third quarter of 2023. Base management fees from PMT were $7.2 million, essentially unchanged from the prior quarter and third quarter of 2023. No performance incentive fees were earned in the third quarter.

The following table presents a breakdown of management fees:

	Quarter ended
	September 30, 2024	June 30, 2024	September 30, 2023

	(in thousands)
Management fees:
Base	$7,153	$7,133	$7,175
Performance incentive	-	-	-
Total management fees	$7,153	$7,133	$7,175

Net assets of PennyMac Mortgage Investment Trust at quarter end	$1,936,787	$1,939,869	$1,949,078

Investment Management segment expenses totaled $8.7 million, up from $5.3 million in the prior quarter and $8.4 million in the third quarter of 2023.

Consolidated Expenses

Total expenses were $317.9 million, up from $272.3 million in the prior quarter primarily due to increased production segment expenses due to higher volumes and stock-based compensation expense as mentioned above.

Taxes

PFSI recorded a provision for tax expense of $24.6 million, resulting in an effective tax rate of 26.1 percent.

***

Management’s slide presentation and accompanying material will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Tuesday, October 22, 2024. Management will also host a conference call and live audio webcast at 5:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pfsi.pennymac.com, and a replay will be available shortly after its conclusion.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 4,000 people across the country. For the twelve months ended September 30, 2024, PennyMac Financial’s production of newly originated loans totaled $107 billion in unpaid principal balance, making it a top lender in the nation. As of September 30, 2024, PennyMac Financial serviced loans totaling $648 billion in unpaid principal balance, making it a top mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at pfsi.pennymac.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
mediarelations@pennymac.com	Isaac Garden 805.225.8224
PFSI_IR@pennymac.com
818.224.7028

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in real estate values, housing prices and housing sales; changes in macroeconomic, consumer and real estate market conditions; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entity; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items and operating net income that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2024	June 30, 2024	September 30, 2023

	(in thousands, except share amounts)
ASSETS
Cash	$145,814	$595,336	$1,177,304
Short-term investment at fair value	667,934	188,772	5,553
Principal-only stripped mortgage-backed securities at fair value	960,267	914,223	-
Loans held for sale at fair value	6,565,704	6,238,959	5,186,656
Derivative assets	190,612	145,887	103,366
Servicing advances, net	400,764	414,235	399,281
Mortgage servicing rights at fair value	7,752,292	7,923,078	7,084,356
Investment in PennyMac Mortgage Investment Trust at fair value	1,070	1,031	930
Receivable from PennyMac Mortgage Investment Trust	32,603	29,413	27,613
Loans eligible for repurchase	5,512,289	4,560,058	4,445,814
Other	642,189	566,573	518,441
Total assets	$22,871,538	$21,577,565	$18,949,314

LIABILITIES
Assets sold under agreements to repurchase	$6,600,997	$6,408,428	$4,411,747
Mortgage loan participation purchase and sale agreements	517,527	511,837	498,392
Notes payable secured by mortgage servicing assets	1,723,632	1,723,144	2,673,402
Unsecured senior notes	3,162,239	3,160,226	1,782,689
Derivative liabilities	41,471	18,830	41,200
Mortgage servicing liabilities at fair value	1,718	1,708	1,818
Accounts payable and accrued expenses	331,512	294,812	306,821
Payable to PennyMac Mortgage Investment Trust	81,040	100,220	97,975
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	26,099	26,099	26,099
Income taxes payable	1,105,550	1,082,397	1,059,993
Liability for loans eligible for repurchase	5,512,289	4,560,058	4,445,814
Liability for losses under representations and warranties	28,286	28,688	30,491
Total liabilities	19,132,360	17,916,447	15,376,441

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 51,257,630, 51,017,418, and 49,925,752 shares, respectively	5	5	5
Additional paid-in capital	54,415	30,053	11,475
Retained earnings	3,684,758	3,631,060	3,561,393
Total stockholders' equity	3,739,178	3,661,118	3,572,873
Total liabilities and stockholders’ equity	$22,871,538	$21,577,565	$18,949,314

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	September 30, 2024	June 30, 2024	September 30, 2023

	(in thousands, except per share amounts)
Revenues
Net gains on loans held for sale at fair value	$256,819	$176,064	$151,374
Loan origination fees	49,430	42,075	37,701
Fulfillment fees from PennyMac Mortgage Investment Trust	11,492	4,427	5,531
Net loan servicing fees:
Loan servicing fees	462,037	440,696	387,934
Change in fair value of mortgage servicing rights and mortgage servicing liabilities	(628,258)	(101,315)	221,096
Mortgage servicing rights hedging results	242,051	(171,777)	(423,656)
Net loan servicing fees	75,830	167,604	185,374
Net interest income (expense):
Interest income	225,470	200,811	166,552
Interest expense	217,597	207,871	156,863
	7,873	(7,060)	9,689
Management fees from PennyMac Mortgage Investment Trust	7,153	7,133	7,175
Other	3,237	15,884	3,464
Total net revenues	411,834	406,127	400,308
Expenses
Compensation	171,316	141,956	156,909
Loan origination	45,208	40,270	28,889
Technology	37,059	35,690	39,000
Servicing	28,885	22,920	13,242
Professional services	9,339	9,404	11,942
Occupancy and equipment	8,156	7,893	8,900
Marketing and advertising	5,088	5,445	4,632
Other	12,858	8,695	9,997
Total expenses	317,909	272,273	273,511
Income before provision for income taxes	93,925	133,854	126,797
Provision for income taxes	24,557	35,596	33,927
Net income	$69,368	$98,258	$92,870
Earnings per share
Basic	$1.36	$1.93	$1.86
Diluted	$1.30	$1.85	$1.77
Weighted-average common shares outstanding
Basic	51,180	50,955	49,902
Diluted	53,495	53,204	52,561
Dividend declared per share	$0.30	$0.20	$0.20

PENNYMAC FINANCIAL SERVICES, INC. RECONCILIATION OF

GAAP NET INCOME TO OPERATING NET INCOME AND ANNUALIZED OPERATING RETURN ON EQUITY

Quarter Ended
September 30, 2024
(in thousands, except annualized operating return on equity)
Net income	$69,368
Decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	402,422
Hedging gains associated with MSRs	(242,051)
Tax impacts of adjustments(1)	43,060
Operating net income	$186,679
Average stockholders' equity	$3,694,831
Annualized operating return on equity	20%

(1)	Assumes a tax rate of 26.85%